Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Reports Third Quarter Results
Total Q3 Revenue of $83.0 Million, a 20.5% Increase Over Q3 2009
WINDSOR, CT — October 28, 2010 — SS&C Technologies Holdings, Inc. (Nasdaq: SSNC), a global provider of software-enabled services and financial services software, today announced results for the quarter ended September 30, 2010.
Revenue on a GAAP basis for the third quarter of 2010 was $83.0 million, a 20.5% increase, over Q3 2009. GAAP net income was $9.9 million, an increase of 75.7% over the same period in 2009. Diluted earnings per share for Q3 2010 were $0.13, an increase of 44.4% over Q3 2009. GAAP operating income in the third quarter of 2010 was $19.6 million and included amortization of $8.7 million and stock-based compensation of $3.9 million, compared to $17.7 million of operating income in Q3 2009, an increase of 10.9%.
Adjusted net income and adjusted diluted earnings per share (non-GAAP measures defined in note 4 to the attached Condensed Consolidated Financial Information) were $17.2 million and $0.23, respectively, compared to $12.3 million and $0.19 in Q3 2009. This represents increases of 39.5% and 21.1%, respectively.
Adjusted operating income (a non-GAAP financial measure defined in note 2 to the attached Condensed Consolidated Financial Information) was $32.7 million for the three months ended September 30, 2010, compared to $27.7 million in Q3 2009, an increase of 17.9%. Adjusted Consolidated EBITDA (a non-GAAP financial measure defined in note 3 to the attached Condensed Consolidated Financial Information) in Q3 2010 was $34.0 million, compared to $28.7 million in Q3 2009, an increase of 18.5%.
Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $72.1 million for the third quarter of 2010, an annual run rate of $288.6 million. This represents an increase of 22.7% from $58.8 million and $235.1 million run-rate in the same period in 2009 and an increase of 2.4% from Q2 2010’s $70.4 million and $281.8 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility.
“We continue to grow the business and we are pleased with our 8.7% organic revenue growth and our overall 20.5% revenue growth,” said Bill Stone, Chairman and CEO, SS&C Technologies Holdings, Inc. “License revenue, total revenue, earnings and cash flow were all solid and we continue to see momentum in software-enabled services revenue, achieving a 28.7% increase over Q3 2009. Year to date we are extremely pleased with a 21.6% increase in total adjusted revenue to $243.0 million from $199.9 million in 2009, and a 42.3% increase in adjusted net income to $47.4 million from $33.3 million.”
“We continue to maintain strong operating margins and our 17.9% increase in adjusted operating income confirms our focus,” continued Stone.

Cash Flow
SS&C generated net cash from operating activities of $47.6 million for the nine months ended September 30, 2010, compared to $45.0 million for the same period in 2009, representing a 5.8% increase. We ended the quarter with $87.0 million of cash on the balance sheet. SS&C’s leverage ratio as defined in our credit agreement stood at 1.98 at the end of Q3 2010, down from 6.8 when we went private in November of 2005.
Product Releases
SS&C is one of the most diversified software and services companies in the financial services industry. Market trends and regulatory dynamics in the industry are positively affecting all of our major businesses and creating significant opportunities.
“We continue to be the largest consumer of our software products as we utilize them in the execution of our various SaaS businesses. As we use our products we can quickly identify and deploy product improvements and respond to client feedback and regulatory requirements, enhancing the competitiveness of our software and SaaS services,” said Stone.
In Q3, we developed a stand-alone reporting service to help investment management organizations deal with Financial Accounting Standards Board’s Statement No. 167 (FAS 167). FAS 167 is designed to improve the transparency of off-balance sheet entities that are currently exempt from consolidation.
We also released enhancements to some of our key platforms including SKYLINE™, Lightning™, Pacer™ and FundRunner™.
Outlook
Based on the information available as of October 28, 2010, we currently expect fourth quarter revenues to be in the range of $84.0 to $86.0 million, and adjusted net income to be in the range of $17.4 to $18.1 million, assuming an effective tax rate of 35% and approximately 76.0 to 76.5 million diluted shares outstanding.
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the third quarter of 2010 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes that these measures provide useful information to investors regarding our financial condition and results of operations.
Earnings Call and Press Release
SS&C’s Q3 2010 earnings call will take place at 5:00 p.m. eastern time today, October 28, 2010. The call will discuss Q3 2010 results. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Third Quarter 2010 Earnings Call,” conference ID #15654527. A replay will be available after 8:00 p.m. eastern time on October 28th, until midnight on November 4th, 2010. The dial-in number is 800-642-1687 (U.S. and Canada) 706-645-9291 (International); access code #15654527. The call will also be available for replay on SS&C’s website after October 29th, 2010: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the fourth quarter of 2010 and our plans to acquire new businesses. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies Holdings, Inc.
SS&C is a leader in the delivery of investment and financial management software and related services focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets. Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.
Follow SS&C on Twitter at @ssctechnologies.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Revenues:
Software licenses	$5,966	$5,829	$17,629	$15,632
Maintenance	18,294	16,959	54,130	48,565
Professional services	4,896	4,283	15,384	14,872
Software-enabled services	53,847	41,826	155,652	120,801

Total revenues	83,003	68,897	242,795	199,870

Cost of revenues:
Software licenses	1,918	2,133	5,754	6,304
Maintenance	8,224	7,025	24,305	20,352
Professional services	3,625	3,170	10,243	10,659
Software-enabled services	28,570	22,473	82,137	65,079

Total cost of revenues	42,337	34,801	122,439	102,394

Gross profit	40,666	34,096	120,356	97,476

Operating expenses:
Selling and marketing	6,275	4,962	18,910	15,229
Research and development	7,867	6,969	23,486	19,593
General and administrative	6,939	4,502	19,165	14,683

Total operating expenses	21,081	16,433	61,561	49,505

Operating income	19,585	17,663	58,795	47,971

Interest expense, net	(6,743)	(9,147)	(23,818)	(27,791)
Other income (expense), net	653	(334)	653	(1,256)
Loss on extinguishment of debt	—	—	(5,480)	—

Income before income taxes	13,495	8,182	30,150	18,924
Provision for income taxes	3,641	2,575	6,913	5,928

Net income	$9,854	$5,607	$23,237	$12,996

Basic earnings per share	$0.14	$0.09	$0.34	$0.22

Basic weighted average number of common shares outstanding	71,889	60,388	67,919	60,378

Diluted earnings per share	$0.13	$0.09	$0.32	$0.21

Diluted weighted average number of common and common equivalent shares outstanding	75,441	63,339	71,499	63,132

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$86,975	$19,055
Accounts receivable, net	44,834	41,600
Prepaid income taxes	6,282	669
Deferred income taxes	1,467	1,780
Prepaid expenses and other current assets	5,950	6,164

Total current assets	145,508	69,268

Property and equipment, net	13,164	14,036

Deferred income taxes	649	499
Goodwill	895,182	885,517
Intangible and other assets, net	191,136	216,321

Total assets	$1,245,639	$1,185,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,719	$4,270
Accounts payable	2,666	4,804
Income taxes payable	—	703
Accrued employee compensation and benefits	12,654	14,693
Other accrued expenses	10,530	16,938
Interest payable	5,219	2,070
Deferred maintenance and other revenue	41,656	40,400

Total current liabilities	74,444	83,878

Long-term debt, net of current portion	288,685	392,989
Other long-term liabilities	13,570	12,779
Deferred income taxes	40,451	50,008

Total liabilities	417,150	539,654

Total stockholders’ equity	828,489	645,987

Total liabilities and stockholders’ equity	$1,245,639	$1,185,641

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2010	2009
Cash flow from operating activities:
Net income	$23,237	$12,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,356	26,707
Stock-based compensation expense	9,181	4,363
Amortization of loan origination costs	2,896	1,724
(Gain) loss on sale or disposition of property and equipment	(1)	13
Deferred income taxes	(12,467)	(8,727)
Provision for doubtful accounts	580	300
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(2,009)	2,594
Prepaid expenses and other assets	80	132
Accounts payable	(2,151)	(184)
Accrued expenses and other liabilities	90	3,491
Income taxes prepaid and payable	(2,392)	(2,224)
Deferred maintenance and other revenues	229	3,815

Net cash provided by operating activities	47,629	45,000

Cash flow from investing activities:
Additions to property and equipment	(3,265)	(1,192)
Proceeds from sale of property and equipment	51	3
Cash paid for business acquisitions, net of cash acquired	(11,372)	(10,327)
Additions to capitalized software and other intangibles	(171)	(46)

Net cash used in investing activities	(14,757)	(11,562)

Cash flow from financing activities:
Repayment of debt	(107,670)	(11,735)
Proceeds from exercise of stock options	5,880	1,991
Income tax benefit related to exercise of stock options	3,453	—
Proceeds from common stock issuance, net	134,613	—
Purchase of common stock for treasury	(1,169)	(2,216)

Net cash provided by (used in) financing activities	35,107	(11,960)

Effect of exchange rate changes on cash and cash equivalents	(59)	1,684

Net increase in cash and cash equivalents	67,920	23,162
Cash and cash equivalents, beginning of period	19,055	29,299

Cash and cash equivalents, end of period	$86,975	$52,461

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2010	2009	2010	2009
Revenue	$83,003	$68,897	$242,795	$199,870
Purchase accounting adjustments to deferred revenue	36	—	178	—

Adjusted revenue	$83,039	$68,897	$242,973	$199,870

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate the performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2010	2009	2010	2009
Operating income	$19,585	$17,663	$58,795	$47,971
Amortization of intangible assets	8,727	7,918	26,135	23,092
Stock-based compensation	3,949	1,569	9,181	4,363
Capital-based taxes	407	(4)	861	672
Unusual or non-recurring charges	121	266	204	627
Purchase accounting adjustments	(87)	(58)	(124)	(163)
Other	(47)	337	114	977

Adjusted operating income	$32,655	$27,691	$95,166	$77,539

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate the performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as an alternative to operating income, net income or cash flows from operating activities.

EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

					Twelve months
	Three months ended		Nine months ended		ended
	September 30,		September 30,		September 30,
(in thousands)	2010	2009	2010	2009	2010
Net income	$9,854	$5,607	$23,237	$12,996	$29,259
Interest expense, net	6,743	9,147	29,298	27,791	38,370
Taxes	3,641	2,575	6,913	5,928	10,789
Depreciation and amortization	10,059	9,109	30,356	26,707	39,677

EBITDA	30,297	26,438	89,804	73,422	118,095
Stock-based compensation	3,949	1,569	9,181	4,363	10,425
Capital-based taxes	407	(4)	861	672	984
Acquired EBITDA and cost savings	—	—	192	2,025	2,121
Unusual or non-recurring charges	(533)	400	(449)	1,683	(142)
Purchase accounting adjustments	(87)	(58)	(124)	(163)	(54)
Other	(47)	337	114	977	338

Consolidated EBITDA	33,986	28,682	99,579	82,979	131,767
Less: acquired EBITDA	—	—	(192)	(2,025)	(2,121)

Adjusted Consolidated EBITDA	$33,986	$28,682	$99,387	$80,954	$129,646

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represents our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2010	2009	2010	2009
GAAP – Net income	$9,854	$5,607	$23,237	$12,996
Plus: Amortization of intangible assets	8,727	7,918	26,135	23,092
Plus: Amortization of deferred financing costs	493	579	1,631	1,724
Plus: Stock-based compensation	3,949	1,569	9,181	4,363
Plus: Capital-based taxes	407	(4)	861	672
Plus: Unusual and non-recurring items	(533)	400	(449)	1,683
Plus: Loss on extinguishment of debt	—	—	5,480	—
Plus: Purchase accounting adjustments	(87)	(58)	(124)	(163)
Plus: Other	(47)	337	114	977
Income tax effect (1)	(5,600)	(4,048)	(18,629)	(12,017)

Adjusted net income	$17,163	$12,300	$47,437	$33,327

Adjusted diluted earnings per share	$0.23	$0.19	$0.66	$0.53

GAAP diluted earnings per share	$0.13	$0.09	$0.32	$0.21

Diluted weighted-average shares outstanding	75,441	63,339	71,499	63,132

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.